Exhibit 5.1

MARTIN LIPTON

HERBERT M. WACHTELL

EDWARD D. HERLIHY

DANIEL A. NEFF

SCOTT K. CHARLES

JODI J. SCHWARTZ

ADAM O. EMMERICH

RALPH M. LEVENE

ROBIN PANOVKA

DAVID A. KATZ

ILENE KNABLE GOTTS

JEFFREY M. WINTNER

ANDREW J. NUSSBAUM

RACHELLE SILVERBERG

STEVEN A. COHEN

DAVID C. KARP

RICHARD K. KIM

JOSHUA R. CAMMAKER

JEANNEMARIE O’BRIEN

STEPHEN R. DiPRIMA

NICHOLAS G. DEMMO

IGOR KIRMAN

JONATHAN M. MOSES

T. EIKO STANGE

GREGORY E. OSTLING

DAVID B. ANDERS

NELSON O. FITTS

JOSHUA M. HOLMES

JOON H. KIM

IAN BOCZKO

MATTHEW M. GUEST

DAVID K. LAM

BENJAMIN M. ROTH

ELAINE P. GOLIN

EMIL A. KLEINHAUS

KARESSA L. CAIN

RONALD C. CHEN

51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403-1000 FACSIMILE: (212) 403-2000

GRAHAM W. MELI

GREGORY E. PESSIN

CARRIE M. REILLY

MARK F. VEBLEN

VICTOR GOLDFELD

BRANDON C. PRICE

KEVIN S. SCHWARTZ

MICHAEL S. BENN

TIJANA J. DVORNIC

JENNA E. LEVINE

JOHN L. ROBINSON

STEVEN WINTER

JACOB A. KLING

RAAJ S. NARAYAN

MICHAEL J. SCHOBEL

ELINA TETELBAUM

LAUREN M. KOFKE

RACHEL B. REISBERG

CYNTHIA FERNANDEZ LUMERMANN

JARRETT R. HOFFMAN

CHRISTINA C. MA

REGINA L. READLING

BENJAMIN S. ARFA

ERIC M. FEINSTEIN

ADAM L. GOODMAN

STEVEN R. GREEN

MENG LU

AHSAN M. BARKATULLAH

MATTHEW T. CARPENTER

MICHAEL H. CASSEL

HANNAH CLARK

KYLE M. DIAMOND

JUSTIN R. ORR

EMILY E. SAMRA

GEORGE N. TEPE

GEORGE A. KATZ (1965–1989) JAMES H. FOGELSON (1967–1991) LEONARD M. ROSEN (1965–2014) OF COUNSEL
DAVID M. ADLERSTEIN ANDREW R. BROWNSTEIN WAYNE M. CARLIN DAMIAN G. DIDDEN SELWYN B. GOLDBERG PETER C. HEIN DAVID E. KAHAN JB KELLY* JOSEPH D. LARSON PHILIP MINDLIN THEODORE N. MIRVIS ERIC S. ROBINSON	STEVEN A. ROSENBLUM JOHN F. SAVARESE MICHAEL J. SEGAL WON S. SHIN DAVID M. SILK ELLIOTT V. STEIN LEO E. STRINE, JR.** STEPHANIE L. TEICHER PAUL VIZCARRONDO, JR. AMY R. WOLF MARC WOLINSKY
COUNSEL
LOREN BRASWELL HEATHER D. CASTEEL FRANCO CASTELLI ANDREW J.H. CHEUNG PAMELA EHRENKRANZ ALINE R. FLODR KATHRYN GETTLES-ATWA LEDINA GOCAJ ANGELA K. HERRING MICHAEL W. HOLT MARK A. KOENIG	DANIEL R. LOESER J. AUSTIN LYONS ALEXANDER S. MACKLER** ALICIA C. McCARTHY JOSEPH S. PAYNE Karen C. Pelzer NICOLE D. SHARER NEIL M. SNYDER JEFFREY A. WATIKER DAVID P.T. WEBB
*ADMITTED IN THE DISTRICT OF COLUMBIA AND NORTH CAROLINA **ADMITTED IN DELAWARE

November 2, 2026

Centrus Energy Corp.
6901 Rockledge Drive, Suite 800

Bethesda, MD 20817

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Centrus Energy Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an exhibit or schedule thereto) to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “SEC”), relating to the registration under the U.S. Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Securities Act”), of 165,342 shares (the “Selling Stockholder Shares”) of Company Class A common stock, par value $0.10 per share (the “Common Stock”), held by Ventura Trust, not in its corporate capacity but solely in its capacity as trustee of the Westerman Employee Stock Ownership Trust, which may be offered and sold from time to time by the selling stockholder listed in the Registration Statement.

For the purposes of giving the opinion contained herein, we have examined (a) the Registration Statement, (b) the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the amended and restated certificate of incorporation and bylaws of the Company, each as currently in effect (respectively, the “Certificate of Incorporation” and the “Bylaws”) and (c) resolutions of the board of directors of the Company relating to the issuance and registration of the Selling Stockholder Shares. We have also examined such other documents and instruments as we have deemed relevant and necessary in connection with the opinion set forth below.

November 2, 2026

In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies or duplicates; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; and (e) the Selling Stockholder Shares will be registered, offered, sold and delivered in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and, if applicable, the Selling Stockholder Shares will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto. We have also assumed that at or prior to the time of the registration of any Selling Stockholder Shares, there will not have occurred any change in law, the Certificate of Incorporation or the Bylaws, or further action by the Company’s board of directors affecting the validity of the Selling Stockholder Shares. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied and will rely upon statements and representations of officers and other representatives of the Company and others.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America, in each case as in effect on the date hereof.

Based upon the foregoing, and subject to the qualifications set forth in this letter, we advise you that, in our opinion, the Selling Stockholder Shares to be offered and sold by the selling stockholder listed in the Registration Statement are validly issued by the Company and fully paid and nonassessable.

This letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ WACHTELL, LIPTON, ROSEN & KATZ